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Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned officers of Univision Communications Inc. (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

          (i)    The periodic report on Form 10-Q for the quarter ended June 30, 2003 of the Company (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

          (ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2003	/s/ A. JERROLD PERENCHIO A. Jerrold Perenchio
Chairman and Chief Executive Officer
Dated: August 11, 2003	/s/ GEORGE W. BLANK George W. Blank Chief Financial Officer

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  Exhibit 32.1